EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-31226
(To Prospectus dated July 3, 2003)



                            [BROADBAND HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                             Share       Trading
                        Name of Company       Ticker        Amounts      Market
     Agere Systems, Inc. Class A              AGR.A         .312604    NYSE
     Agere Systems, Inc. Class B              AGR.B        7.672327    NYSE
     Applied Micro Circuits Corporation        AMCC            2       NASDAQ
     Broadcom Corporation                      BRCM            2       NASDAQ
     Ciena Corporation                         CIEN            2       NASDAQ
     Comverse Technology, Inc.                 CMVT            2       NASDAQ
     Conexant Systems, Inc.                    CNXT            2       NASDAQ
     Copper Mountain Networks, Inc.            CMTN           0.1      NASDAQ
     Corning, Inc.                             GLW             9          NYSE
     JDS Uniphase Corporation                  JDSU          11.8      NASDAQ
     Lucent Technologies, Inc.                  LU            29          NYSE
     Mindspeed Technologies                    MND          0.6667        AMEX
     Motorola, Inc.                            MOT            18          NYSE
     Nortel Networks Corporation                NT            28          NYSE
     PMC-Sierra, Inc.                          PMCS            1       NASDAQ
     Qualcomm Incorporated                     QCOM            8       NASDAQ
     RF Micro Devices, Inc.                    RFMD            2       NASDAQ
     Scientific-Atlanta, Inc.                  SFA             2          NYSE
     Skyworks Solutions, Inc.                  SWKS          0.702     NASDAQ
     Sycamore Networks, Inc.                   SCMR            3       NASDAQ
     Tellabs, Inc.                             TLAB            4       NASDAQ
     Terayon Communications Systems, Inc.      TERN            2       NASDAQ

     --------------------

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

               The date of this prospectus supplement is 30, 2003.